EXHIBIT 21.1




                                eFax.com, Inc.


                                 SUBSIDIARIES

                               (All 100% Owned)



DocuMagix, Inc.
(Incorporated in California)

JetFax Deutschland GmbH
(Incorporated in Germany)


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                                                                  EXHIBIT 23.1

               INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULE


eFax.com:


     We consent to the incorporation by reference in Registration Statement No. 333-39815 and No. 333-81617 on Form S-8 and Registration Statement No. 333-58993, No. 333-77119 and No. 333-79519 on Form S-3 of our report dated January 24, 2000 (April 5, 2000 as to Note 16), appearing in the Annual Report on Form 10-K of eFax.com for the year ended December 31, 1999.

     Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of eFax.com, listed in Item 14(a)(2). The consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP

San Jose, California
April 5, 2000


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